Exhibit 10.2

OFFICE SUITE LEASE AGREEMENT

THIS OFFICE SUITE LEASE AGREEMENT (the " Lease"), dated April 16, 2015 by and between 865 Tahoe Boulevard Associates, LLC, a Nevada limited liability company ("Landlord"), and High Desert Holding Corp., Inc. (Tenant").

1. LEASE OF PREMISES. In consideration of the Rent, as defined in Section 5.1 below , and the other terms and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises described in Section 2(k) below. The Premises are located within the Building and Project described in Section 2(m) below. Tenant shall have the non-exclusive right (unless otherwise provided herein and subject to the terms and conditions more fully contained herein) in common with Landlord, other tenants, subtenants and invitees, to the use of the Common Areas defined in Section 2(e) below.

2. DEFINITIONS. As used in this Lease, the following terms shall have the following meanings:

(a) Base Rent (One Year Term): $1,018.75 per month

(b) Base Year: 2015 Calendar Year

(c) Broker(s): None

(d) Commencement Date: April 20, 2015 12:00am (Pacific)

(e) Common Areas: The building lobbies , common corridors and hallways, restrooms, garage and parking areas, stairways, elevators and other generally understood public or common areas. Landlord shall have and hereby reserves the right to regulate or restrict the use of the Common Areas.

(f) Expiration Date: April 19, 2016 11:59 pm (Pacific), unless otherwise sooner terminated in accordance with the provisions of this Lease.

(g) Landlord's Mailing Address: 865 Tahoe Boulevard Associates, LLC, c/o Orton Development Inc., 3049 Research Drive, Richmond, California 94806.

(h) Tenant's Mailing Address: Premises, and 1092 Flume Rd. , Incline Village, NV 89451

(i) [Intentionally Deleted].

(j) Parking: Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord.

(k) Premises: That portion of the Building containing approximately ix hundred seventy four (674) square feet of Rentable Area, as depicted on Exhibit "A" attached hereto and incorporated herein by reference, located on the third (3rd)) floor of the Building and commonly known or referred to as Suite 302.

(l) Rent: As defined in Section 5.4 below.

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(m) Project: The building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property") located at 865 Tahoe Boulevard, Incline Village, Nevada, and further described on Exhibit "B" attached hereto and incorporated herein by reference. The Project is known as Centerpoint.

(n) Rentable Area: As to both the Premises and the Project, the respective measurements of net rentable floor area includes Tenant's proportionate share of common areas, internal useable open air courtyards, lobby, circulation areas and parking lots that are allocated to each tenant as may from time to time be subject to lease to Tenant and all tenants of the Project, as determined by Landlord and applied on a consistent basis throughout the Project.

(o) Security Deposit: $1,018.75

(p) State: The State of Nevada

(q) Tenant's Proportionate Share: [15%]. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one building containing a total Rentable Area of 30,000 square feet.

(r) Tenant's Use (Article 8): Administrative office.

(s) Term: One (1) year, commencing on the Commencement Date and expiring at midnight on the Expiration Date with two (2) one year renewal options at market rent as determined at time of renewal.

3. EXHIBITS AND ADDENDA. The exhibits and addenda listed below are incorporated by reference in this Lease:

(a) Exhibit "A": Floor Plan showing the Premises.

(b) Exhibit "B": Site Plan of the Project.

(c) Exhibit "C": Rules and Regulations.

(d) (Exhibit "D": Guaranty of the Lease.

(e) Exhibit "E": Acknowledgement of Commencement

4.  DELIVERY OF POSSESSION. If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired, but Rent shall be abated until delivery of possession. "Delivery of possession" shall be deemed to occur on the date Landlord makes the Premises substantially available to Tenant for occupancy. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

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5. RENT.

5.1 Payment of Base Rent. Tenant agrees to pay the Base Rent for the Premises. Base Rent shall be payable monthly in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first monthly installment of Base Rent when Tenant executes this Lease.

5.2 [Intentionally Deleted.]

5.3 Project Operating Costs. (Does Not Apply)

(a) In order that the Rent payable during the Term reflects any increase in Project Operating Costs, Tenant agrees to pay to Landlord as additional Rent, Tenant's Proportionate Share of all increases in costs, expenses and obligations attributable to the Project and its operation, all as provided below.

(b) If, during any calendar year of the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.3(b).

(1) The term "Project Operating Costs" shall include all those items described in the following subparagraphs (a) and (b).

(a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least ninety percent (90%) of the Rentable Area occupied, then the "taxes" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable it the Project were completed and at least ninety percent (90%) occupied.

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(b) Operating costs incurred by Landlord in maintaining and operating the Building and Project, including without limitation the following: costs of (1) utilities (except as provided below); (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project); (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's office); (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation or repair of the Building or Project; (9) costs, expenditures or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; (10) amortization of capital expenses (including financing costs) required, in the Landlord's reasonable judgment, for the proper operation of the Building and Project, including without limitation those (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs; and (iii) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project. Notwithstanding the foregoing Section 5.3(b)(l)(b)(1), the cost for any utility services, including, without limitation, electric, gas, water or sewer, that is separately metered to the Premises shall not be included in Project Operating Costs and shall be paid solely by Tenant. If at any time during the Term, less than ninety percent (90%) of the Rentable Area of the Project is occupied, the "operating costs" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the operating costs, which would have been incurred if the Project had been at least ninety percent (90%) occupied.

(2) Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

(a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

(b) To provide for current payments of Excess Expenses, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

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(c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (l0) days of the receipt of the statement. Tenant shall remit such payment regardless of whether Tenant elects to exercise the inspection right granted pursuant to Subparagraph (e) be low . If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installments(s) of Excess Expenses an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5.3 shall survive the Expiration Date. Notwithstanding the foregoing, Landlord reserves the right to reconcile Excess Expenses as provided in this Paragraph 5.3 (b)(2)(c) on quarterly bases.

(d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

(e) If any dispute arises as to the amount of any Excess Expenses due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office during normal business hours. Tenant's inspection right shall be limited to Tenant's on-site review, for a period not to exceed five (5) business days, of Landlord's records pertaining to the Excess Expenses in question. Tenant shall not be permitted to remove or photocopy any of Landlord's records. Any such inspection shall be conducted at Tenant's sole cost. Tenant's inspection rights under this Section 5.3(2)(e) shall be limited to one (1) inspection per annum with respect to the Excess Expenses billed to Tenant during the immediately preceding calendar year. If Tenant fails to perform such audit by December 31 with respect to the particular reconciliation statement provided by Landlord pursuant to Subparagraph (c) above, Tenant will be deemed to have waived its right to inspect Landlord' s books and records with respect to the Excess Expenses described in such report. In no event will Tenant have the right to engage any auditor or other consultant to inspect Landlord's records of Common Expenses on a contingency fee basis. If after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than five percent (5%). If it is determined based upon such certification that Tenant overpaid its Proportionate Share of Excess Expenses for the year in question, then Landlord, as Tenant ' s sole and exclusive remedy, shall credit against Tenant's next ensuing monthly installments(s) of Excess Expenses an amount equal to the overpayment until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord, as Tenant's sole and exclusive remedy, shall pay Tenant the amount of the credit. Tenant will keep any information gained from its inspection of Landlord ' s books confidential and will not disclose same to any other party, except as required by law, and will cause its auditors to execute appropriate confidentiality agreements whereby they agree to keep any information gained from the inspection of Landlord' s books confidential.

(f) Notwithstanding any other provision of this Section 5.3, in the calculation of Project Operating Costs for the Base Year, Project Operating Costs shall not include (i) any increase in taxes attributable to special assessments, charges , costs or fees, or modifications or changes in government laws or regulations, (ii) any market-wide labor rate increases arising from extraordinary circumstances (such as but not limited to boycotts and strikes), or (iii) any utility rate increases arising from extraordinary circumstances (such as but not limited to conservation surcharges, boycotts, embargoes or other shortages).

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5.4 Definition of Rent. All costs and expenses that Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person designated by Landlord) at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

5.5 Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

5.6 Taxes Payable by Tenant. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

6. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges, which may be imposed upon Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such an overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Rent in any twelve (12) month period, then rent shall automatically become payable thereafter by (a) cashier's check, (b) cash, or (c) certified money order. In addition, Landlord reserves the right to increase the percentage or amount (as applicable) assessed as a late charge on any future overdue amounts.

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7. SECURITY DEPOSIT. Tenant agrees to deposit with Landlord the Security Deposit set forth at Section 2(o) upon execution of this Lease, as security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord. If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefore, restore the Security Deposit to the full amount originally deposited. Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within thirty (30) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall Last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease or sublet the entire Premises, to the last assignee or subtenant of Tenant. If Landlord sells its interest in the Premises, Landlord shall, within a reasonable time, deliver the Security Deposit, less any lawful deductions made under this Paragraph, to the purchaser of Landlord's interest and thereafter notify the Tenant by personal delivery or certified mail of the transfer, of any claims made against the Security Deposit, and of the transferee' s name and address. Upon receipt of any portion of the security deposit, the transferee shall have all of the rights and obligations of Landlord with respect to such security deposit, and the Landlord named herein shall thereafter be relieved of any further liability or obligation with respect to the Security Deposit. Tenant waives to the fullest extent permitted by law any provision of law now in force or that becomes in force after the date of execution of this Lease, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy default in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or any agent or invitee of Tenant, including but not limited to future Rent to the extent recoverable from Tenant under applicable laws.

8. TENANT'S USE OF THE PREMISES.

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8.1 Tenant's Use. Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises that is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything, which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

8.2 Hazardous Materials. Tenant shall not cause or permit any substance or material defined, classified or otherwise designated by federal, State or local laws or regulations as hazardous or noxious (a "Hazardous Material"), to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary or incidental to Tenant's business. Any Hazardous Material permitted on the Premises as provided above and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, State and local laws or regulations applicable to any such Hazardous Material. Tenant shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system or any body of water, if such material (as reasonably determined by the Landlord, or any governmental authority) does or may, pollute or contaminate the same, or may adversely affect (a) the health, welfare or safety of persons, whether located on the Premises or elsewhere, or (b) the condition, use or enjoyment of the Building or any other real or personal property. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept, used or disposed of on the Premises by the Tenant, and the Tenant shall give immediate notice to the Landlord of any violation or potential violation of the provisions of this Section 8.2. Tenant shall defend, indemnify and hold harmless Landlord and its Agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material which is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Material; (c) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Material; and/or (d) any violation of any laws applicable thereto. The provisions of this Section 8.2 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law, in equity or otherwise and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

8.3 Observance of Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's Improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

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9. SERVICES AND UTILITIES. Provided that Tenant is not in default hereunder and except as otherwise provided herein, Landlord agrees to furnish to the Premises during hours determined by Landlord in its sole discretion and subject to (i) the Rules and Regulations of the Building or Project, (ii) applicable governmental rules, regulations and guidelines, and (iii) the rules or actions of the public utility furnishing the same, electricity for normal desk top office equipment and normal copying equipment, and heating, ventilation and air conditioning ("HVAC") as required in Landlord's sole discretion for the comfortable use and occupancy of the Premises during reasonable business hours, Monday through Friday, excluding Holidays. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord's charges therefrom demand as additional rent hereunder. Landlord shall also maintain and keep lighted the common areas, common entries and restrooms in the Building; provided, however, that lighting for any or all of the foregoing areas may be operated under automatic sensor devices. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to Tenant's property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. If Tenant uses heat generating machines or equipment in the Premises that affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord as additional rent hereunder.

Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of Premises as general office space, as determined in Landlord's sole discretion. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office (as determined in Landlord' s sole discretion), without first procuring the written consent of Landlord, which Landlord may refuse in Landlord's sole and absolute discretion. Landlord may have installed a water or electric meter in the Premises to measure the amount of water or electricity consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay to Landlord promptly upon demand for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for such water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant's expense.

Landlord shall furnish elevator service, janitorial service, lighting replacement for building standard lights, restroom supplies, and window washing in a manner that such services are customarily furnished to comparable office buildings in the area.

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10. CONDITION OF THE PREMISES. Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord written notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

11. REPAIRS AND MAINTENANCE.

(a) Landlord's Obligations. Landlord shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building.

(b) Tenant's Obligations.

(1) [Intentionally deleted].

(2) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Article 9 hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all plumbing, pipes and fixtures serving solely and located within the Premises, all electrical wiring and switches serving solely and located within the Premises, and any fixtures, furnishings or special items and equipment installed by or at the expense of Tenant.

(3) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of Tenant's Property (as defined in Article 13) in the Premises, (iii) the moving of Tenant's Property into or out of the Building, (iv) the installation and/or construction of the Tenant Improvements described on the attached Exhibit C, regardless of whether such improvements are installed by Landlord or Tenant, or (v) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

(4) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails promptly to commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

(c) Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

(d) Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that such floor was designed to carry, as determined by Landlord in its sole discretion. Tenant shall not install business machines or mechanical equipment that cause noise or vibration to such a degree as to be objectionable, in Landlord's sole determination, to Landlord or other Building tenants.

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(e) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes that Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

(f) Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, IN AC or other systems serving, located in, or passing through the Premises.

(g) Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as they existed on the date Tenant took possession, except for normal wear and tear, but not want of ordinary maintenance. Any damage to the Premises, including without limitation any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment pursuant to Section 13(b) shall be repaired by Tenant at Tenant's expense.

12. ALTERATIONS AND ADDITIONS.

(a) Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Without limiting the grounds on which the Landlord may withhold its consent, Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work be performed by Landlord's contractor, in which case the cost of such work shall be paid for before commencement of the work. Tenant shall pay to Landlord upon completion of any such work by Landlord's contractor, an administrative fee of fifteen percent (15%) of the cost of the work.

(b) Tenant shall pay the costs of any work done on the Premises pursuant to Section 12(a), and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices that Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices ay any reasonable time.

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(c) Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least one and one-half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises, to protect Landlord against any liability for mechanic's and material men's liens and to insure timely completion of the work. Without limiting the foregoing, Landlord, at Tenant's expense, may take any action reasonable or necessary to remove any such liens from the Project, including without limitation the payment of outstanding amounts due to contractors or suppliers filing any such lien. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America NT & SA plus two percent (2%) per annum, from the date of such payment, but not to exceed the maximum rate then allowed by law. Nothing contained in this Section 12(c) shall relieve Tenant of its obligation under Section 12(b) to keep the Premises, Building and Project free of all liens.

(d) Unless their removal is required by Landlord as provided in Section 12(a), all additions, alterations and improvements made to the Premises shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term; provided, however, that any of Tenant's equipment, machinery and trade fixtures that can be removed without damage to the Premises shall remain the property of Tenant and may be removed, subject to the provisions of Section 13(b).

13. LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

(a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13(b).

(b) All movable partitions, business and trade fixtures, machinery and equipment, including, without limitation, communications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, that can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal properly owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

14. RULES AND REGULATIONS. Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "C" as the same may be modified by Landlord from time to time. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

15. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights, exercisable without liability to Tenant for (i) damage or injury to property, person or business, (ii) actual or constructive eviction from the Premises, or (iii) disturbing Tenant's use or possession of the Premises:

(a) To name the Building and Project and to change the name or street address of the Building or Project;

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(b) To install and maintain all signs on the exterior and interior of the Building and

(c) To have passkeys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

(d) At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last nine (9) months of the Term, to show the Premises to prospective tenants thereof;

(e) To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HYAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

16. ASSIGNMENT AND SUBLETTING. No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Article 16.

(a) Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

(b) If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option,

(1) Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

(2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

(3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

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(4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

(5) Any sums or other economic consideration received by Tenant asa result of such assignment or subletting, however denominated under the assignment or sublease, that exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder,

(6) The assignee or sublessee shall assume, in full, the obligations of Tenant under this Lease;

(7) In the event of any assignment or subleasing with the Landlord's consent, Tenant shall in any event remain fully liable under this Lease.

If Tenant is a corporation, limited liability company or partnership, the sale or other transfer of forty-nine percent (49%) or more of the shares or other equity interest of Tenant shall be deemed an assignment under this Article 16 and shall require the consent of Landlord.

Tenant understands and acknowledges that any options granted under this Lease, including without limitation renewal options, are personal to the named Tenant and shall terminate and be of no further force or effect in the event of an assignment of this Lease or a subleasing of the Premises.

(e) No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor . Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

(f) If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100 Dollars ($150.00) plus any attorneys' fees reasonably incurred by Landlord in connection with such act or request.

17. HOLDING OVER. If after expiration of the Term, Tenant remains in possession of the Premises, Tenant shall become a tenant at sufferance only, and no renewal of the Term of this Lease or month-to-month tenancy shall be inferred from such holding over. Notwithstanding the foregoing, Tenant shall comply with all the provisions of this Lease, but the monthly installments of Base Rent payable by Tenant shall be increased to one hundred fifty percent (150%) of the monthly installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month.

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18. SURRENDER OF PREMISES.

(a) Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear (but not want of ordinary maintenance), (ii) loss by fire or other casualty and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

(b) If Tenant vacates, abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elect to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date, Tenant shall surrender all keys to the Premises.

(c) No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Tenn. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

19. DESTRUCTION OR DAMAGE.

(a) If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements of other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within ninety (90) days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19(d).

(b) If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord may (but shall have no obligation to) elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19(a). If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

(c) If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19(a). If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty period. Landlord shall pay to Tenant a sum equal to the total of three (3) months Monthly Rent, the remaining unamortized cost of leasehold improvements installed by Tenant (amortized over a period not to exceed the length of the term of the Lease), and any remaining security deposit; upon the payment of which, each party shall be released from further obligation to the other.

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(d) If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and standard Building finishes in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other leasehold improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

(e) This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law, which purports to govern the rights of Landlord and Tenant in such circumstances, in the absence of express agreement, shall have no application.

20. EMINENT DOMAIN.

(a) If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease pursuant to this Section, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

(b) In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgmentor settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property.

(c) In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of standard Building finishes. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other leasehold Improvements and Tenant's Property.

20.1 Change in Ownership and Other Events. In the event Landlord chooses to raze the Project or in the event the Project is under contract to be sold or in the event all or substantially all of the Project is leased to one tenant during the term of this Lease, Landlord may cancel this Lease and terminate Tenant's right of occupancy hereunder by giving six (6) months written notice of such cancellation to Tenant. Within ten (10) days after Tenant vacates the Premises, provided, (1) Tenant is not then in default under the terms of the Lease, and (2) Tenant has vacated the Premises within the aforesaid six (6) month period. Landlord shall pay to Tenant a sum equal to the total of three (4) months Monthly Rent, the remaining unamortized cost of leasehold improvements installed by Tenant (amortized over a period not to exceed the length of the term of the Lease), and any remaining security deposit; upon the payment of which, each party shall be released from further obligation to the other.

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21. INDEMNIFICATION.

(a) Tenant shall indemnify and hold Landlord, its officers, directors, members, managers, agents, affiliates and employees (collectively, the "Landlord Parties") harmless from and against liability, losses, costs, demands and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligation or representations or warranties under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

(b) Landlord shall not be liable for injury or damage that may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain that may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or for any mold conditions arising out of any of the foregoing whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

22. TENANT'S INSURANCE.

(a) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State and rated at will or better in A.M. Best's Insurance Guide. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, that arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

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(b) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all improvements to the Premises made by or on behalf of Tenant (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds of such insurance shall be paid to Landlord under Section 22(b)(i) above and shall be paid to Tenant under Section 22(b)(ii) above.

(c) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect: (1) workers' compensation insurance as required by law and employer's liability insurance shall be provided in amounts not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 policy limit for bodily injury by disease, and $1,000,000 each employee for bodily injury by disease; and (2) comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than Two Million Dollars ($2,000,000) combined single limit for bodily injury, death and property damage liability. In addition, Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, business auto liability insurance covering any and all owned, non-owned and hired vehicles with a combined single limit of not less than $1,000,000.00 per accident. All of the insurance required under this Section 22 shall name Landlord as an additional insured thereunder.

(d) Not less than every three (3) years during the Term, Landlord shall have the right, in Landlord's reasonable business judgment, to require increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article.

23. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, directors, members, managers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

24. SUBORDINATION AND ATTORNMENT. Upon written request of Landlord, or any mortgagee or deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any mortgage or deed of trust now or hereafter in effect with respect to the Building or Project, or to the interest of any lease in which Landlord now or hereafter becomes lessee, and to all advances made or hereafter to be made thereunder. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

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In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

25. TENANT ESTOPPEL CERTIFICATES. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; and (e) such other matters reasonably requested by Landlord. A purchaser, assignee or lender of Landlord may rely upon any such statement. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) no more than one month's Rent has been paid in advance.

26. TRANSFER OF LANDLORD'S INTEREST. In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If Tenant has paid any Security Deposit or prepaid Rent, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer; Landlord shall be relieved of any and all further liability with respect thereto.

27. DEFAULT.

27.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a) If Tenant abandons or vacates the Premises; or

(b) If Tenant fails to pay any Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after such payment is due and payable (provided that the foregoing shall not be construed as a grace period in favor of Tenant); or

(c) If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

(d) If a writ of attachment or execution is levied on this Lease or on any of Tenant's Property; or

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(e) If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

(f) If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five (45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

(g) If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

(h) If Tenant is a partnership, limited liability company, closely-held corporation or corporation with fewer than five (5) stockholders, or consists of more than one (1) person or entity, if any partner of the partnership, member of the limited liability company, shareholder of such corporation, or other person or entity is involved in any of the acts or events described in suhparagraphs (d) through (g) above.

27.2. Remedies. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have at law, in equity or otherwise, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

(a) Terminate this Lease and Tenant's right to possession of the Premises and re-enter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

(b) If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due. If Landlord continues this Lease in effect, Landlord shall have the right to re-enter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges that have or thereafter become due and payable; or

(c) Re-enter the Premises under the provisions of Section 27(b), and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord re-enters the Premises under the provisions of subparagraphs (b) or (c) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting that is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises that are not covered by the rent received from the reletting.

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Without limiting the generality of Paragraph 15(e) above, Landlord shall have the right to enter the Premises immediately following Landlord's obtaining a judgment for possession, as well as a right of access to inspect the Premises from time to time until the Landlord shall obtain a judgment for possession of the Premises. Tenant shall indemnify, defend and hold Landlord harmless to the fullest extent set forth in Paragraph 2l(a) above for any and all claims, demands, losses, costs (including without limitation attorneys fees and disbursements), liabilities and damages or injury to persons or property if Tenant prevents Landlord from inspecting the Premises or otherwise interferes with Landlord's access to or inspection of the Premises. Tenant shall be responsible for all reasonable costs incurred by Landlord in correcting any dangerous conditions discovered during the course of any of the inspections authorized pursuant to this Paragraph 27.2.

Should Landlord elect to terminate this Lease under the prov1s1ons of subparagraph (a) or (c) above, Landlord may recover as damages from Tenant the following:

(1) Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination; plus

(2) Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(3) Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

(4) Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker's commissions.

The "worth at the time of the award" as used in subparagraphs l and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

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The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

27.3 Landlord's Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the members or partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or anyother charges due and payable under this Lease except as otherwise specifically provided herein.

28. BROKERAGE FEES. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted, if any, in Section 2(c). Tenant shall indemnify, defend and hold Landlord harmless from any claim, demand, loss, cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

29. NOTICES. All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) ifto Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord may from time to time by notice designate another place for receipt of future notices.

30. GOVERNMENT ENERGY OR UTILITY CONTROLS. In the event of imposition of Federal, State or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

31. RELOCATION OF PREMISES. Landlord shall have the right to relocate the Premises to another part of the Building in accordance with the following:

(a) The new premises shall be substantially the same in size, overall dimensions and nature as the Premises described in this Lease.

(b) Landlord shall give Tenant at least thirty (30) days written notice of Landlord's intention to relocate the Premises.

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(c) As nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday. If the physical relocation has not been completed in that time, Base Rent shall abate in full from the time the physical relocation commences to the time it is completed. Upon completion of such relocation, the new premises shall become the "Premises" under this Lease.

(d) Landlord shall pay all reasonable costs incurred by Tenant as a result of the relocation.

(e) If the new premises are smaller than the Premises as it existed before the relocation, Base Rent shall be reduced proportionately.

(f) The parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.

32. QUIET ENJOYMENT. Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

33. [Intentionally Deleted.)

34. FORCE MAJEURE. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant that is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefore, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Notwithstanding the foregoing, nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

35. CURING TENANT'S DEFAULTS. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance within five (5) days of receipt of a bill therefore.

36. SIGN CONTROL. Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

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37. WAIVER OF JURY TRIAL. To the extent permitted by law, Landlord and Tenant hereby waive their respective rights to trial by jury of any cause of action, claim, counter-claim or cross complaint in any action, proceeding or hearing brought by either Landlord against Tenant, or Tenant against Landlord on any matter whatsoever arising out of, or in any connection with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise now or hereinafter in effect. BY INITIALING THE SPACE BELOW, EACH PARTY ACKNOWLEDGES AND AGREES TO THE FOREGOING WAIVER OF ANY AND ALL RIGHTS TO A TRIAL BY JURY FOR ANY DISPUTE ARISING FROM OR RELATING TO THIS AGREEMENT:

LANDLORD /S/                              TENANT /S/

If the foregoing waiver is not enforceable, then any dispute, controversy or claim arising out of or relating to this Lease or any of the transactions contemplated hereby shall be settled by final and binding arbitration held in the County of Washoe, State of Nevada in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof.

38. MISCELLANEOUS.

(a) Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent. Landlord shall not be obligated to provide Tenant with monthly statements of Base Rent or any other charges owing. However, should Landlord provide any such statement, such statement shall not be deemed a waiver of any amounts that Landlord is entitled to collect pursuant to the terms of this Lease, nor a waiver of any other default on the part of Tenant hereunder.

(b) Addenda. If any provision contained in any addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

(c) Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding. In addition, Tenant agrees to pay Landlord's costs, expenses and reasonable attorneys' fees with respect to (i) each request to Landlord for permission or consent to assign or sublet the Premises, in whole or in part, in accordance with the provisions Section 16(d) hereof; (ii) each request made by Tenant to modify, amend or supplement this Lease; and (iii) any breach or default by Tenant that is cured prior to the commencement of litigation.

(d) Captions, Articles and Section Numbers. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

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(e) Changes Requested by Lender. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant.

(f) Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State.

(g) Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

(h) Corporate Authority. If Tenant is a corporation, limited liability company or other entity, each individual signing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity, and that this Lease is binding on Tenant in accordance with its terms. If Tenant is a corporation, Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

(i) Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

(j) Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

(k) Furnishing of Financial Statements; Tenant's Representations. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

(l) Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

(m) Mortgagee Protection. Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

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(n) Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the dates set forth below.

LANDLORD:

865 TAHOE BOULEVARD ASSOCIATES, LLC,

a Nevada limited liability company

By: /s/ JR Orton III

Name J.R. Orton, III

Title 4/21/15

Date: 4/21/15

TENANT:

High Desert Holding Corp.

By: /s/ Mark Kersey

Name: Mark Kersey

President

Date 4-20-15

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without the prior consent of Landlord. All moving of the same into or out of the Building shall be via the Building's freight handling facilities, unless otherwise directed by Landlord, at such time and in such manner, as Landlord shall prescribe. No hand trucks or vehicles (other than a wheelchair for an individual) shall be used in passenger elevators. Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards.

9.	Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building, the times and manner of moving the same in or out of the Building, and all such moving must be done under the supervision of Landlord. Safes or other heavy equipment shall, if considered necessary by Landlord; stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord shall not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

10.	Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services. Janitor service will not be furnished on nights when rooms are occupied after 9:30 P.M. Window cleaning shall be done only by Landlord. Landlord shall not be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or any other person including the building guards.

11.	Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

12.	No cooking shall be done or permitted by any tenant on the Premises (other than such coffee service and reheating of foods in a microwave oven as is typical in connection with normal office use), nor shall the Premises be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

13.	Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, exp ol s ive or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

14.	Landlord will direct electricians as to where and how telephone, internet, telegraph and other wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without the written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to approval of Landlord.

15.	No tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of Tenant agrees to conform to the Rules and Regulations that may be established from time to time by Landlord for these areas.

16.	Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a location for offices and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion, use the name of the Building or the Project for any purpose other than as an address of the business to be conducted by Tenant in the Premises. Tenant shall not be permitted to use any other tradename, trademark or fictitious business name of Landlord, nor shall Tenant do anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord, the Building or the Project, or confuse or mislead the public as to any apparent connection or relationship between Landlord and Tenant.

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5. Guarantor's Authorization. Guarantor authorizes Landlord without notice demand or consent of any kind, and without affecting Guarantor's liability under this Guara'nty, from time to time, to (a) renew, alter, compromise, extend, accelerate or otherwise change any of the terms of the Obligations or any part thereof, including changing the rental rate or the time for payment thereof, (b) accept partial payments on the Obligations, (c) extend credit to Tenant on an unsecured basis or take security or other support for the obligations evidenced by this Guaranty or the Obligations, and exchange, enforce, waive or release any such security or other support or any part thereof, (d) accept new or additional documents, instruments or agreements relative to the Obligations, (e) apply any security or other support and direct the order or manner of sale or other disposition of such property as Landlord, in its sole discretion, may deter mine, and (f) release or substitute any Person liable on the Obligations, any other guarantor of the Obligations, or any other Person providing support for the Obligations to Landlord, this Guaranty, or any other guaranty.

6. Landlord's Remedies. Guarantor waives any right to require Landlord to (a) proceed against Tenant or any other guarantor or Person liable for the Obligations, (b) proceed against or exhaust any security or other support for the Obligations granted by Tenant or any other guarantor or Person, or (c) pursue any other remedy in Landlord's power whatsoever, except that Landlord shall be obligated to use reasonable efforts to mitigate damages as set forth in the Lease. Landlord' s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any action or by any number of successive actions until and unless all Obligations hereby guaranteed have been paid and fully performed.

7. Waivers. Guarantor waives any defense arising by reason of (i) the absence, impairment or loss of any right of reimbursement, contribution or subrogation, or any other right or remedy of Guarantor against Tenant or any other guarantor or Person, or with respect to any security interest or other support for the Obligations, (ii) any disability or other defense of Tenant, or the partial or complete cessation from any cause whatsoever of the liability of Tenant for the Obligations for any reason other than payment in full and final satisfaction, (iii) the application by Tenant of the proceeds of any Obligations for purposes other than the purposes represented by Tenant to Landlord or intended or understood by Landlord, (iv) any act or omission by Landlord which directly or indirectly results in or aids the discharge of Tenant or any of the Obligations by operation of law or otherwise, or (v) any exchange, release or non-perfection of any security or support for the Obligations or any release or amendment or waiver of or consent to departure from the terms of any security agreement, other support or any other guaranty, for all or any of the Obligations. Guarantor waives to the fullest extent permitted by law any right to enforce any remedy which Landlord now has or may hereafter have against Tenant or any other guarantor or Person, and waives any benefit of, any right to participate in, and any right to direct the application of, any security or support for the Obligations now or hereafter held by Landlord. Guarantor waives notice of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Obligations, except as otherwise set forth in Paragraph 5 above. To the fullest extent permitted by law, Guarantor waives any requirement of Landlord to give notice of the terms, time and place of any public or private sale of personal property security for the Obligations to Landlord or to comply with any other provisions of Section 9-504 of the Uniform Commercial Code or its equivalent, from time to time in effect in the state governing such security interest. Guarantor waives any right or claims of right to cause Landlord to proceed against Guarantor, Borrower or any other guarantor of any of Borrower's Obligations in any particular order. To the fullest extent permitted by law, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to guarantors, including, without limitation, presentment, demand, protest, notice of dishonor and all other notices and demands.

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(c) No Waiver. Any waiver, consent or approval of any kind by Landlord must be in writing and shall be effective only to the extent set forth in such writing. No failure or delay on the part of Landlord in exercising any power, right or privilege under this Guaranty shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof, or the exercise of any other power, right or privilege.

(d) Rights Cumulative. All rights and remedies existing under this Guaranty are cumulative to, and not exclusive of, any other rights or remedies under contact or applicable law.

(e) Unenforceable Provisions. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of this Guaranty shall remain valid and enforceable.

(f) Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Nevada.

(g) Reimbursement. The prevailing party in any action or proceeding under this Guaranty shall be entitled to recover its reasonable attorneys' fees and costs from the other party.

(h) Multiple Guarantors. In all cases where this Guaranty is executed by more than one Guarantor, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require.

(i) Joint and Several. Should more than one Person sign this Guaranty as Guarantor, their obligations hereunder shall be joint and several.

(j) Entire Agreement. This Guaranty is intended by Guarantor and Landlord as the final expression of Guarantor's obligations and liabilities to Landlord described herein and supersedes all prior understandings or agreements concerning the subject matter hereof. This Guaranty may be amended only by a writing signed by both Guarantor and Landlord.

[Signature appears on following page]

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EXHIBIT E

ACKNOWLEDGEMENT OF COMMENCEMENT

This Acknowledgment is made as of April 17, 2015, with reference to that certain Lease Agreement ( hereinafter referred to as the "lease") dated April 20, 2105 by and between 865 Tahoe Boulevard Associates, LLC, as " Landlord" therein, and High Desert Holding Corp., as "Tenant", for the premises s itua ted at 865 Tahoe Boulevard, Suite 302, Incline Village, Nevada (the "Premises").

The undersigned hereby confirms the following:

1	. That the Tenant accepted possession of the Premises (as described in said Lease) on April 20, 2015 and acknowledges that the Premises are as represented by the Landlord and in good order, condition and repair, and that the improvements, if any, required to be constructed for Tenant by Landlord under this Lease have been so constructed and are satisfactorily completed in all respects.

2.	That all conditions of said Lease to be performed by Landlord prerequisite to the full effectiveness of said Lease have been satisfied and that Landlord has fulfilled all of its duties of an inducement nature.

3.	That in accordance with the provisions of Article 2(d) of said Lease the commencement date of the term is February 1, 2013, and that, unless sooner terminated, the original term thereof expires on January 31, 2016.

4.	That said Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning said Lease.

5.	That there are no existing defenses which Tenant has against the enforcement of said Lease by Landlord, and no offsets or credits against rentals.

6.	That the rental obligation of said Lease is presently in effect and that all rentals, charges and other obligations on the part of Tenant under said Lease commence on April 20, 2015.

7.	That the under signed has not made any prior assignment, hypothecation or pledge of said Lease or of the rents thereunder .

TENANT: (This Exhibit to be signed with the property manager at the time the Premises are delivered)

/s/ Mark Kersey

Date: 4-17-2015

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EXHIBIT B
SITE PLAN

TAHOE BL
140.24'
91.00'
94.66'
WILD-FLOWER
90.06'
123.55'
OFFICE BUILDING
143.00'
200.93'
NORTH ENTERPRISE
110.10'
123.38'
100.16'
RICHES
40.28'
N
PINEBROOK

LAND AREA: 1.385± Acres

Reno ■ Lake Tahoe

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